United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

GREENWAY TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

000-55030 (Commission File Number)	90-0893594 (IRS Employer Identification No.)
8851 Camp Bowie West Boulevard, Suite 240 Fort Worth, Texas (principal executive offices)	761116 (Zip Code)

(817) 346-6900
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

On June 29, 2017, we filed with the Securities and Exchange Commission our Current Report on Form 8-K with respect to the change of our corporate name from UMED Holdings, Inc. to Greenway Technologies, Inc. However, in the filing on June 29, 2017, we failed to file a copy of the amendment to our certificate of formation as an exhibit. This Amendment No. 1 to our Current Report on Form 8-K is being filed to provide the required exhibit that was omitted from our Current Report on Form 8-K filed on June 29, 2017.

The filing of this Form 8-K/A, Amendment No. 1, is not an admission that our Form 8-K filed on June 29, 2017, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our Current Report on Form 8-K filed on June 29, 2017. We have not updated the disclosures in this Form 8-K/A, Amendment No. 1, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

In the interest of clarity, we have decided to file this Form 8-K/A, Amendment No. 1, in its entirety.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws ; Change in Fiscal Year.

UMED Holdings, Inc., with shareholder approval on June 22, 2017, filed an amendment to its certificate of formation with the Texas Secretary of State on June 23, 2017, to change its corporate name to Greenway Technologies, Inc. Application has been made with FINRA to change its ticker symbol, which will be reported as soon as it is received.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial statements of business acquired. Not applicable.

(b)       Pro forma financial information. Not applicable.

(c)       Shell company transactions. Not applicable.

(d)       Exhibits.

Exhibit No.	Identification of Exhibit
3.1*	Amended Certificate of Formation of Greenway Technologies, Inc. dated June 23, 2017.

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*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2017.	GREENWAY TECHNOLOGIES, INC.

By /s/ D. Patrick Six
D. Patrick Six, President

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